Exhibit 99.1

Pier 1 Imports, Inc. Reports Preliminary Fourth Quarter and Full-Year Fiscal 2017 Financial Results

FORT WORTH, Texas--(BUSINESS WIRE)--March 6, 2017--Pier 1 Imports, Inc. (NYSE:PIR) today announced preliminary financial results for the fourth quarter and fiscal year ended February 25, 2017.

Fourth Quarter Fiscal 2017:

  Net sales for the fourth quarter decreased approximately 2.6% compared to the same period a year ago as the average number of stores declined approximately 3%;
  Company comparable sales, which includes e-Commerce, increased approximately 0.2%;
  E-Commerce sales grew 28% as compared to the same period a year ago and represented approximately 19.5% of net sales in the fourth quarter;
  Fourth quarter earnings per share (GAAP) is expected to range from $0.31 to $0.33 per share, which compares favorably to prior guidance of $0.26 to $0.30 per share; and
  Fourth quarter adjusted earnings per share (non-GAAP) is expected to range from $0.32 to $0.34 per share, compared to prior guidance of $0.28 to $0.32 per share. The Company’s adjusted earnings per share guidance excludes estimated costs of approximately $2 million in the fourth quarter related to the departure of the Company’s former Chief Executive Officer.

Full-Year Fiscal 2017:

  Net sales for full-year fiscal 2017 decreased approximately 3.4% compared to the prior fiscal year as the average number of stores declined approximately 3%;
  Company comparable sales, which includes e-Commerce, decreased approximately 1.0%;
  E-Commerce sales grew 20% as compared to the same period a year ago and represented approximately 20% of net sales in fiscal year 2017;
  Full-year fiscal 2017 earnings per share (GAAP) is expected to range from $0.35 to $0.37 per share, which compares favorably to prior guidance of $0.30 to $0.34 per share;
  Full-year fiscal 2017 adjusted earnings per share (non-GAAP) is expected to range from $0.42 to $0.44 per share, compared to prior guidance of $0.37 to $0.41. The Company’s adjusted earnings per share guidance excludes estimated costs of approximately $10 million in the year related to the departure of the Company’s former Chief Executive Officer;
  Inventories as of February 25, 2017, were down approximately 2% from a year ago; and
  The Company ended fiscal year 2017 with approximately $154 million of cash and cash equivalents on hand versus $115 million in the prior year and no cash borrowings outstanding under its $350 million secured revolving credit facility.

“We are pleased with our preliminary fourth quarter financial results,” said Jeffrey N. Boyer, Executive Vice President and Chief Financial Officer. “Our company comparable sales were in line with our previous guidance and reflect strong execution of our merchandising, marketing and promotional strategies. We are raising our estimates for earnings per share and adjusted earnings per share for the fourth quarter and full year as a result of a number of key factors. Improved effectiveness of our promotional and discounting initiatives along with a continuation of our supply chain efficiencies drove another quarter of significantly higher merchandise margin. At the same time, our ongoing cost containment and efficiency programs throughout the Company resulted in better than expected operating expense performance.

“We are entering fiscal 2018 in a strong position both operationally and financially,” continued Mr. Boyer. “With our solid balance sheet, seasoned executive team and associates who are highly committed to the Pier 1 Imports brand, we are well positioned to continue leveraging our omni-channel capabilities and deliver increased value to our shareholders.”

Raymond James 38th Annual Institutional Investors Conference

As previously announced, the Company is participating in the Raymond James 38th Annual Institutional Investors Conference being held March 5-8, 2017, at the JW Marriott Orlando Grande Lakes Hotel in Orlando, Florida. Jeffrey N. Boyer, Executive Vice President and Chief Financial Officer, will deliver a presentation on Tuesday, March 7th at 7:30 a.m. Eastern Time.

A live audio webcast of the presentation along with the Company’s presentation materials will be available through the Investor Relations section of pier1.com on the day of the presentation. The webcast will be available for 7 days following the event. The materials can be accessed by selecting “Investor Relations” on the Company’s homepage and linking through to the “Events” page.

Fourth Quarter and Full-Year Fiscal 2017 Financial Results Conference Call

The Company will host a conference call to discuss fourth quarter and full-year fiscal 2017 financial results at 4:00 p.m. Central Time on Wednesday, April 12, 2017. Investors will be able to connect to the call through the Company’s website at pier1.com. The conference call can be accessed by selecting “Investor Relations” on the Company’s homepage and linking through to the “Events” page, or dialing 1-844-807-9149, or if international, 1-210-229-8834. The conference ID number is 84183624.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). All financial data in this press release is preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the quarter and full-year ended February 25, 2017, and the annual audit are not yet complete. These preliminary estimates are not a comprehensive statement of the Company’s financial results for the three- and twelve-month periods ended February 25, 2017, and actual results may differ materially from these estimates as a result of the completion of normal quarter-end and year-end accounting procedures and adjustments, including completion of the annual audit, which could result in changes to these preliminary results.

This press release references merchandise margin and adjusted earnings per share, which are non-GAAP financial measures. The Company believes that the non-GAAP financial measures referenced in this press release allow management and investors to understand and compare results in a more consistent manner for the three- and twelve-month periods ended February 25, 2017, and February 27, 2016. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

Management believes merchandise margin is a meaningful indicator of the Company’s performance which provides useful information to investors regarding its financial condition and results of operations. Merchandise margin represents the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit. Management uses merchandise margin, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. Merchandise margin does not purport to be an alternative to net income or gross profit reported in accordance with GAAP as a measure of operating performance.

This press release also references preliminary estimated adjusted earnings per share, which excludes the impact of severance and other charges related to the departure of the Company’s former Chief Executive Officer in fiscal 2017. Management believes this non-GAAP financial measure is useful in comparing the Company’s year-over-year operating performance. Adjusted earnings per share does not purport to be an alternative to net income or earnings per share reported in accordance with GAAP as a measure of operating performance.

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to, the fact that the Company’s fourth quarter and fiscal year-end financial closing procedures, annual accounting procedures and adjustments and annual audit of its financial statements are not complete and therefore actual results may differ from preliminary estimated results, the effectiveness of the Company’s marketing campaigns, promotional strategies and customer databases, consumer spending patterns, inventory levels and values, the Company’s ability to implement planned cost control measures, expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency, changes in foreign currency values relative to the U.S. Dollar and the Company’s ability to retain a new CEO. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

About Pier 1 Imports

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Investor Relations
Bryan Hanley, 817-252-6083